UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2013

Willis Group Holdings Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-16503	98-0352587
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Willis Group Limited, 51 Lime Street, London, EC3M 7DQ, England and Wales

(Address, including Zip Code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (011) 44-20-3124-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On July 1, 2013, Willis Group Holdings Public Limited Company (the “Company”) announced that Willis North America, Inc., the Company’s largest business segment (“WNA”), and Victor P. Krauze entered into an agreement (the “Agreement”), effective as of July 1, 2013 (the “Agreement Date”), which provides that Mr. Krauze will cease serving as Chief Executive Officer of WNA but will continue as Chairman of WNA following the Agreement Date as described below. Mr. Todd Jones has been appointed as Chief Executive Officer of WNA effective July 1, 2013.

(e) Under the Agreement, Mr. Krauze will provide support, guidance and advice to the successor CEO of WNA and advice and services as may be reasonably requested by the Company’s CEO. Mr. Krauze’s services are not expected to exceed 20% of the average level of services he performed for the Company over the immediately preceding 36 months. Mr. Krauze will receive an annual base salary of $700,000 and will be eligible for a discretionary bonus with respect to the Company’s 2013 fiscal year, at the discretion of the Company’s CEO. Mr. Krauze and his spouse will continue to be eligible to receive medical coverage and, subject to the plan eligibility requirements for part-time employees, participate in all other medical health and welfare plans. During the employment period, the Company will provide Mr. Krauze with office space and an administrative assistant. In addition, Mr. Krauze will be reimbursed for normal and customary business expenses and reasonable costs in connection with business travel. Mr. Krauze’s employment as Chairman may be terminated by (i) Mr. Krauze upon 90 days’ prior written notice to WNA, (ii) immediately by WNA for Good Cause (as defined in Mr. Krauze’s Offer of Promotion dated April 8, 2011), (iii) by WNA without Good Cause upon 90 days’ prior written notice (but in no event earlier than April 1, 2014) or (iv) immediately in the event of Mr. Krauze’s death or disability (as defined in WNA’s long-term disability benefits plan).

The Agreement also provides for Mr. Krauze’s severance benefits upon ceasing to serve as CEO of WNA. Under the Agreement, Mr. Krauze is entitled to receive severance benefits on terms consistent with those disclosed under “Termination for Other Reasons” on page 89 of the Company’s Proxy Statement for the 2013 Annual General Meeting of Shareholders, filed with the Securities and Exchange Commission on June 5, 2013, including a severance payment equal to his current annual base salary of $700,000. During the employment period and for a period of 90 days thereafter (but not beyond an option’s expiration date), all options to purchase ordinary shares of the Company previously granted to Mr. Krauze’s under the Company’s Incentive Plan all will remain exercisable. In accordance with the terms of Mr. Krauze’s current employment agreement with the Company, subject to the accommodations set forth in the Agreement, all unvested option, restricted stock units and deferred cash awards held by Mr. Krauze (other than performance-based awards for which performance targets have not been achieved as of the Agreement Date) will be fully vested as of the Agreement Date. In addition, all deferred compensation will be fully vested as of the Agreement Date.

The foregoing description of the Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01	Regulation FD.

On July 1, 2013, Willis Group Holdings Public Limited Company issued a press release, a copy of which is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Agreement by and between Victor P. Krauze and Willis North America, Inc., a subsidiary of Willis Group Holdings Public Limited Company, dated July 1, 2013.

99.1	Willis Group Holdings Public Limited Company Press Release issued July 1, 2013.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2013	WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY

	By:	/s/ Adam L. Rosman
Adam L. Rosman
Group General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Agreement by and between Victor P. Krauze and Willis North America, Inc., a subsidiary of Willis Group Holdings Public Limited Company, dated July 1, 2013.

99.1	Willis Group Holdings Public Limited Company Press Release issued July 1, 2013.

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